UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 12, 2025

Valley National Bancorp
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza,	New York,	New York	10119
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series C, no par value	VLYPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, the Board of Directors (the “Board”) of Valley National Bancorp (the “Company”) appointed Eyal Efrat as a director of the Company to serve until the next annual meeting of shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

The Board has determined that Mr. Efrat is an independent director and has appointed him to serve on the Risk Committee and Cyber and Technology Sub-Committee of the Board.

Mr. Efrat has served as First Executive Vice President & Chief Information Officer, Head of Technology Division for Bank Leumi Le-Israel B.M. (“Bank Leumi”) since January 2024. Prior to that role, Mr. Efrat served as First Executive Vice President & Head of Strategy, Digital and Data of Bank Leumi from October 2021 until December 2023. Mr. Efrat joined Bank Leumi from Harel Insurance Investments and Financial Services Ltd., the largest insurance and financial group in Israel, operating in insurance, asset management and credit segments (“Harel”), where he served as Executive General Manager – Tech Division Chief Information Officer from 2018 to 2021, Senior Vice President – Long Term Investments and Savings and Chief Digital Officer from 2015 to 2018, and as Vice President – Long Term Investment and Savings from 2008 to 2015. Prior to joining Harel, Mr. Efrat served in various positions of increasing responsibility at Clal Insurance Enterprises Holdings Ltd., an Israel-based insurance and financial services company, from 1999 until 2008. Mr. Efrat earned a Bachelor of Arts degree in business with a specialization in Information Systems and Finance from Ono Academic College, as well as his Master of Business Administration degree in Business Management and Finance from Baruch College. Mr. Efrat brings over 25 years of experience as a business and tech leader in the Israel financial sector, leading impactful technological and business transformation at major financial institutions.
Mr. Efrat was appointed to the Board as a designee of Bank Leumi pursuant to the terms of the Investor Rights Agreement, dated as of April 1, 2022, by and between the Company and Bank Leumi (the “Investor Rights Agreement”). As previously reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 28, 2025, Avner Mendelson, a prior designee of Bank Leumi under the Investor Rights Agreement, tendered his resignation to the Board on January 24, 2025. Mr. Efrat will replace Mr. Mendelson as Bank Leumi’s designee. Other than the Investor Rights Agreement, there are no arrangements or understandings between Mr. Efrat and any other person pursuant to which Mr. Efrat was selected as a director. Mr. Efrat has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Efrat will participate in the Company’s non-employee director compensation program as described in the Company’s Proxy Statement filed on April 5, 2024, and in any information that the Company files with the SEC that updates or supersedes that information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2025	VALLEY NATIONAL BANCORP
	By:	/s/ Gary G. Michael
Gary G. Michael
Executive Vice President, General Counsel
and Corporate Secretary